Exhibit 4.1

Universal Insurance Holdings, Inc.

As Issuer,

and

UMB Bank National Association

As Trustee

INDENTURE

Dated as of June 16, 2026

7.75% Senior Unsecured Notes due 2031

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CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§310(a)(1)	Section 5.08
(a)(2)	Section 5.08
(a)(5)	Section 5.08
(b)	Section 5.08, Section 5.09
§311(a)	Section 5.05
(b)	Section 5.05
§312(a)	Section 6.01
(b)	Section 6.02
(c)	Section 6.02
§313(a)	Section 6.03
(b)(2)	Section 6.03
(c)	Section 6.03
(d)	Section 6.03
§314(a)	Section 6.04
(a)(4)	Section 9.07
(c)(1)	Section 10.02
(c)(2)	Section 10.02
(e)	Section 10.02
§315(a)	Section 5.01, Section 5.02
(b)	Section 5.03
(c)	Section 5.01
(d)	Section 5.01, Section 5.02
(e)	Section 4.13
§316(a) (last sentence)	Section 1.01
(a)(1)(A)	Section 4.02, Section 4.11
(a)(1)(B)	Section 4.11, Section 4.12
(b)	Section 4.07
(c)	Section 1.04
§317(a)(1)	Section 4.02
(a)(2)	Section 4.03
(b)	Section 9.03
§318(a)	Section 1.07
(b)	Section 1.07
(c)	Section 1.07

Note: This Cross-Reference table will not, for any purpose, be deemed part of this Indenture.

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This INDENTURE dated as of June 16, 2026 is between Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), and UMB Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for an issue of $100,000,000 in aggregate principal amount of 7.75% Senior Unsecured Notes due 2031, subject to the terms and conditions set forth in this Indenture.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Notes.

Article I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

Except as otherwise expressly provided in this Indenture, or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, Company Request, any Board Resolution and any indenture supplemental hereto will have the respective meanings specified in this Section.

“Act” when used with respect to any Holders, is defined in Section 1.04.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date prior to June 30, 2029, an amount equal to the excess, if any, of (a) the present value at such Redemption Date of (i) the Redemption Price of such Note as of June 30, 2029 plus (ii) all required interest payments (excluding accrued but unpaid interest to such Redemption Date) due on such Note through June 30, 2029, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the outstanding principal amount of such Note, as calculated by the Company or its designee.

“Applicable Procedures” means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 5.12 to act on behalf of the Trustee to authenticate Notes.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements, and in each case on any day that is a Business Day, in the place of publication.

“Authorized Officer” means each of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer of the Company.

“Bankruptcy Laws” means Title 11, United States Code (11 U.S.C. §§101 et seq.), or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee (or subcommittee) thereof.

“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or, with respect to any payment to be made hereunder, a Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), in each case which occurrence is followed by a Ratings Decline within 90 days thereafter;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Common Stock of the Company, measured by voting power rather than number of shares, units or the like, in each case which occurrence is followed by a Ratings Decline within 90 days thereafter.

“Change of Control Offer” shall have the meaning given to it under Section 9.05.

“Change of Control Payment” shall have the meaning given to it under Section 9.05.

“Change of Control Settlement Date” shall have the meaning given to it under Section 9.05.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any and all shares of the common stock, $0.01 per share par value, of the Company, whether outstanding on the date of this Indenture or issued thereafter, and includes, without limitation all series and classes of such common stock.

“Company” is defined in the preamble to this Indenture.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.

“Consolidated Indebtedness” means, as of any date, the indebtedness of the Company and its Subsidiaries for borrowed money determined on a consolidated basis in accordance with GAAP. Consolidated Indebtedness excludes operating lease liabilities.

“Consolidated Indebtedness to GAAP Capitalization Ratio” means, as of any date, the ratio (expressed as a percentage) equal to Consolidated Indebtedness as of such date divided by the GAAP Consolidated Capitalization as of such date.

“Corporate Trust Office” means the address of the Trustee specified in Section 1.05, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” is defined in Section 3.02(3).

“Defaulted Interest” is defined in Section 2.10.

“Definitive Notes” means, individually and collectively, each Restricted Definitive Note and each Unrestricted Definitive Note, substantially in the form of Exhibit A-l hereto, issued under this Indenture.

“Depositary” means, with respect to any Note issuable or issued in whole or in part in global form, the Person designated as depositary by the Company in accordance with this Indenture, and any and all successors thereto appointed as Depositary under this Indenture.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

“Event of Default” is defined in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.08.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, or any successor regulatory authority with jurisdiction over bank holding companies.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“GAAP Consolidated Capitalization” means, as of any date, the total shareholders’ equity of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP, excluding accumulated other comprehensive income or loss, net of taxes, plus Consolidated Indebtedness.

“Global Notes” means, individually and collectively, each Restricted Global Note and each Unrestricted Global Note, substantially in the form of Exhibit A-2 hereto, issued under this Indenture.

“Government Obligations” means securities which are direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America.

“Holder” means the Person in whose name the Note is registered in the Note Register.

“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with its terms.

“Initial Notes” means the $100,000,000 in aggregate principal amount of the Company’s 7.75% Senior Unsecured Notes due 2031 issued under this Indenture on the date hereof.

“Interest Payment Date” means June 30 and December 30 of each year, beginning December 30, 2026.

“Legal Defeasance” is defined in Section 3.02(2).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“Maturity” or “Maturity Date” means the date on which the principal of a Note becomes due and payable as provided in or under this Indenture or such Note, whether at the Stated Maturity or by an acceleration of the maturity of such Note in accordance with the terms of such Note, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes a Redemption Date for such Note and a date fixed for the repurchase or repayment of such Note at the option of the Holder.

“Note” or “Notes” means the Initial Notes and the Exchange Notes and, more particularly, any Note authenticated and delivered under this Indenture, including those Notes issued or authenticated upon transfer, replacement or exchange.

“Note Register” is defined in Section 2.06.

“Officer” means, with respect to any Person, the chairman of the board, the vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 1.02 and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion meets the requirements of Section 1.02. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outstanding,” when used with respect to any Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except (1) any such Note theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited in accordance with this Indenture (other than in accordance with Section 3.02) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Note with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 3.02, except to the extent provided in Section 3.02; and (4) any such Note that has been paid in accordance with Section 2.09 or in exchange for or in lieu of which other Notes have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; provided, however, that in all cases, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Notes so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” is defined in Section 2.06.

“Person” means any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Note, means the place or places where the principal of, or interest on, such Note is payable as provided in or under this Indenture or such Note.

“Private Placement Legend” means the legend set forth in Section 2.04 of this Indenture to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreements” mean the Note Purchase Agreements concerning the Notes, dated June 16, 2026, by and among the Company and the purchasers identified therein.

“Ratings Agency” means Kroll Bond Rating Agency, LLC or any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners selected by the Company to replace Kroll Bond Rating Agency, LLC; provided that, notwithstanding the foregoing, in no event shall Egan-Jones Ratings Company constitute a Ratings Agency.

“Ratings Category” means with respect to Kroll Bond Rating Agency, LLC, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and may append - or + modifiers (or equivalent modifiers used by any replacement Ratings Agency) to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

“Ratings Decline” means a decrease in the rating of the Notes by a Ratings Agency by one or more gradations (including gradations within Ratings Categories as well as between Ratings Categories). In determining whether the rating of the Notes has decreased by one or more gradations, a change within a Ratings Category (namely + or -) will be taken into account; for example, a rating decline either from BBB to BBB- or BB- to B+ will constitute a decrease of one gradation.

“Redemption Date,” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Note.

“Redemption Price,” with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Note.

“Registrar” is defined in Section 2.06.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached as Exhibit C to the Purchase Agreements, dated as of the date of this Indenture, by and among the Company and the purchasers of the Initial Notes identified therein.

“Regular Record Date,” with respect to any Interest Payment Date, means the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, without regard to whether the Regular Record Date is a Business Day.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Note” means a Restricted Global Note or a Restricted Definitive Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

“Special Record Date” for the payment of any Defaulted Interest on any Note means a date fixed in accordance with Section 2.10.

“Stated Maturity” means June 30, 2031.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 30, 2029; provided, however, that if the period from the Redemption Date to June 30, 2029 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 30, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means UMB Bank National Association, as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor serving hereunder.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear, and is not required to bear, the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear, and is not required to bear, the Private Placement Legend.

Section 1.02 Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including compliance with covenants, which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including compliance with covenants, which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to which compliance with a condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 9.07) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition has been satisfied.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which this certificate or opinion is based is erroneous.

Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Note, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as otherwise expressly provided herein, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may, in any instance, require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proven by the Note Register.

(4) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

(5) Any effective request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Note.

(6) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so in accordance with such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount in accordance with this paragraph will have the same effect as if given or taken by separate Holders of each such different part.

(7) Without limiting the generality of this Section 1.04, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Notes to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Note through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are Beneficial Owners of interests in any Global Note entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date. Promptly upon any record date being set in accordance with this Section 1.04, the Company, at its own expense, will cause notice of the record date, the proposed action by Holders and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 1.05.

Section 1.05 Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or delivered by registered or certified mail (return receipt requested), facsimile or overnight air courier guaranteeing next day delivery to the other’s address:

	If to the Company:	Universal Insurance Holdings, Inc.
1110 West Commercial Boulevard, Suite 100
Fort Lauderdale, Florida 33309
Attention: Frank C. Wilcox
If to the Trustee:	UMB Bank National Association
5555 San Felipe, Suite 870
Houston, Texas 77056
Attn: Colin Crisp, Associate Vice President
Office: (713) 275-1235
colin.crisp@umb.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Any notice required or permitted to be given to a Holder under the provisions of this Indenture will be deemed to be properly delivered by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Note Register. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company delivers a notice or communication to Holders, the Company will deliver a copy to the Trustee at the same time.

In any case where notice to Holders of Notes is delivered by mail, neither the failure to deliver such notice nor any defect in any notice so delivered to any particular Holder of a Note will affect the sufficiency of such notice with respect to other Holders of Notes. Any notice that is delivered in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Notes will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision herein, where this Indenture provides for notice to any Holder of a Global Note, or of an interest therein, such notice will be sufficiently given if given to the Depositary for such Global Note (or its designee) according to the Applicable Procedures of such Depositary prescribed for giving such notice.

Section 1.06 Language of Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.07 Incorporation by Reference of Trust Indenture Act; Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The Trust Indenture Act term “obligor” used in this Indenture means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, reference to another statute or Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 1.09 Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 1.10 Severability.

In case any provision in this Indenture or any Note will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 1.11 Entire Agreement.

This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or any Note, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent and any of their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law.

This Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State (without reference to principles of conflicts of law).

Section 1.14 Legal Holidays.

Unless otherwise specified in or under this Indenture or any Notes, in any case where any Interest Payment Date, Stated Maturity or Maturity or any other day on which a payment is due with respect to any Note will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Note other than a provision in any Note or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Note that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 1.15 Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which will be an original and all of which will constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals. Unless otherwise provided herein or in any other related document, the words “execute,” “execution,” “signed” and “signature,” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other related document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications), shall be deemed to include electronic signatures via DocuSign and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee may conclusively rely upon any such electronic signature, shall in no instance be responsible for determining if any such electronic signature is permitted by applicable law nor be liable for any loss or damages resulting from its reliance upon the same electronic signature and is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by the Trustee.

Section 1.16 Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or the Trustee or of any predecessor or successor, either directly or through the Company or the Trustee or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

Section 1.17 Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.18 Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.19 USA Patriot Act.

The Trustee hereby notifies the Company that in accordance with the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the USA Patriot Act.

Section 1.20 No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

Section 1.21 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “including” means including without limitation;

(6) “will” will be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of, or rules under, the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(10) the words “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Article II.

THE NOTES

Section 2.01 Forms Generally.

The Notes, the Trustee’s certificate of authentication and the Global Notes will be substantially in the form of Exhibit A-l and Exhibit A-2, as applicable, which are a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company will provide any such notations, legends or endorsements to the Trustee in writing. Each Note will be dated the date of its authentication. The terms and provisions contained in the Notes will constitute, and are hereby expressly made a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note irreconcilably conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

Section 2.02 Definitive Notes.

The Initial Notes and the Exchange Notes will be issued initially in the form of one or more Definitive Notes, unless, before the issuance of such Initial Notes or Exchange Notes, the Company has determined that the Notes may be represented by Global Notes and has so notified the Trustee, in which event the Initial Notes and/or Exchange Notes will be issued in the form of one or more Global Notes. Except as provided in Section 2.07, Holders of Definitive Notes will not be entitled to transfer Definitive Notes in exchange for beneficial interests in Global Notes, and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.03 Global Notes.

Each Global Note issued under this Indenture will be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby will be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.07 hereof and will be made on the records of the Trustee and the Depositary.

Section 2.04 Restricted Notes.

Each Restricted Definitive Note and Restricted Global Note will bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

The Private Placement Legend set forth above will be removed and a new Note of like tenor and principal amount without such Private Placement Legend will be executed by the Company, and upon written request of the Company (together with an Officers’ Certificate and an Opinion of Counsel), the Trustee will authenticate and deliver such new Note to the respective Holder, if legal counsel to the Holder or owner of beneficial interests requesting the removal of such Private Placement Legend delivers to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company an opinion of counsel in compliance with this Indenture and additionally opining that the Note is eligible for immediate resale, without any remaining holding period, under Rule 144 without regard to the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities.

Section 2.05 Execution and Authentication.

Notes will be executed on behalf of the Company by any Authorized Officer and may (but need not) have the Company’s corporate seal or a facsimile thereof reproduced thereon. The signature of an Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time of execution, Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee or an Authenticating Agent will authenticate and deliver the Initial Notes for original issue in an aggregate principal amount of up to $100,000,000 upon one or more Company Orders and an Opinion of Counsel. In addition, the Trustee or an Authenticating Agent will, upon receipt of a Company Order, Opinion of Counsel and Officers’ Certificate, authenticate and deliver any Exchange Notes for an aggregate principal amount not to exceed $100,000,000 specified in such Company Order for Exchange Notes issued hereunder. The aggregate principal amount of Outstanding Notes at any time may not exceed the amount set forth in the foregoing sentence, except as otherwise provided in this Article II. The Notes will be issued only in registered form without coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

The Trustee will not be required to authenticate any Notes if the issue of such Notes under this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture, or otherwise affect the Trustee in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.06 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes (“Note Register”) and of their transfer and exchange. The registered Holder of a Note will be treated as the owner of the Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and, in the event that any Notes are issued in global form, to initially act as custodian with respect to the Global Notes. In the event that the Trustee will not be or will cease to be Registrar with respect the Notes, it will have the right to examine the Note Register at all reasonable times. There will be only one Note Register.

Section 2.07 Registration of Transfer and Exchange.

(1) Except as otherwise provided in or under this Indenture, upon surrender for registration of transfer of any Note, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes denominated as authorized in or under this Indenture of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or under this Indenture, at the option of the Holder, Notes may be exchanged for other Notes containing identical terms and provisions, in any authorized denominations (minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof) and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency for such purpose. Whenever any Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, subject to the terms hereof, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Note) be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company and the Registrar for such Note duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Notes, any redemption or repayment of Notes or any conversion or exchange of Notes for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

Except as otherwise provided in or under this Indenture, the Company will not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes under Section 10.03 and ending at the close of business on the day of such selection, or (ii) register the transfer of or exchange any Note, or portion thereof, so selected for redemption, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

Any Registrar appointed in accordance with Section 2.06 hereof will provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes. No Registrar will be required to make registrations of transfer or exchange of Notes during any periods designated in the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.

(2) When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar will register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(3) A Global Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company determines that the Notes are no longer to be represented by Global Notes and so notifies the Trustee or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or its participant(s) has requested the issuance of Definitive Notes. Any Global Note exchanged in accordance with clause (i) or (ii) above will be so exchanged in whole and not in part, and any Global Note exchanged in accordance with clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Upon the occurrence of any of the events in (i), (ii) or (iii) above, Definitive Notes will be issued in fully registered form, without interest coupons, will have an aggregate principal amount equal to that of the Global Note or portion thereof to be so exchanged, will be registered in such names and be in such authorized denominations as the Depositary will instruct the Trustee in writing and will bear such legends as provided herein. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, in accordance with this Section 2.07 or Section 2.09 hereof, will be authenticated and delivered in the form of, and will be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(3); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(4) hereof.

Any Global Note to be exchanged in whole will be surrendered by the Depositary to the Trustee. With regard to any Global Note to be exchanged in part, either such Global Note will be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof will be reduced by an amount equal to the portion thereof to be so exchanged by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee will authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary in accordance with the Applicable Procedures and this Section 2.07.

(5) A Definitive Note may not be exchanged for a beneficial interest in a Global Note unless the Company determines that the Notes may be represented by Global Notes and so notifies the Trustee. After the Company has determined that the Notes may be represented by Global Notes and so notifies the Trustee, then upon receipt by the Trustee of a Definitive Note duly endorsed or accompanied by appropriate instruments of transfer in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee will cancel such Definitive Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged, and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so cancelled. If no Global Notes are then outstanding, the Company will issue and the Trustee will authenticate, upon Company Order, a new Global Note in the appropriate principal amount.

(6) At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(7) No Restricted Note will be transferred or exchanged except in compliance with the Private Placement Legend or as provided in accordance with Section 2.08. In addition to the provisions for transfer and exchange set forth in this Section 2.07, the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company may, prior to effecting any requested transfer or exchange of any Restricted Notes, other than an exchange in accordance with Section 2.08, require that legal counsel to the Holder or owner of beneficial interests requesting such transfer or exchange deliver to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company an Opinion of Counsel in compliance with this Indenture and additionally opining that the transfer or exchange is in compliance with the requirements of the Private Placement Legend and that the Note issued to the transferee or in exchange for the Restricted Note may be issued free of the Private Placement Legend. Any un-transferred or un-exchanged balance of a Restricted Note will be reissued to the Holder with the Private Placement Legend unless the Private Placement Legend may be omitted in accordance with Section 2.04, as evidenced by the Opinion of Counsel.

Section 2.08 Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue, and upon receipt of a Company Order in accordance with Section 2.05 hereof, the Trustee will authenticate, (i) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer or, if permitted by the Company, (ii) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Unrestricted Global Notes upon exchange of Restricted Global Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of such Exchange Offer, and Exchange Notes issued in connection with such Exchange Offer, will be treated as a single class of securities under this Indenture. For the avoidance of doubt, the only remedy for breach of registration rights by the Company is the Additional Interest set forth in Section 2(e) of the Registration Rights Agreement.

Section 2.09 Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, subject to the provisions of this Section 2.09, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Note containing identical terms, of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company will execute, and upon the Company’s request, the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note containing identical terms, of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 2.09, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article X hereof, the Company in its discretion may, instead of issuing a new Note, pay or redeem such Note, as the case may be.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued in accordance with this Section in lieu of any destroyed, lost or stolen Note will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Notes or generally, will (to the extent lawful) be exclusive and will (to the extent lawful) preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10 Payment of Interest; Rights to Interest Preserved.

Any interest on any Note that will be payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name such Note is registered as of the close of business on the Regular Record Date for such Interest Payment Date.

Any interest on any Note that will be payable, but will not be punctually paid or duly provided for, on any Interest Payment Date for such Note (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in either clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Note will be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be no less than 15 days from the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of such Note at the Holder’s address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Company may, at its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the City of New York, New York, but such publication will not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest will be paid to the Person in whose name such Note will be registered at the close of business on such Special Record Date.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment under this Clause, such payment will be deemed practicable by the Trustee.

Unless otherwise provided in or under this Indenture or the Notes, at the option of the Company, interest on Notes that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address will appear in the Note Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section 2.10 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.11 Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.07 and Section 2.10) interest on such Note and for all other purposes whatsoever, whether or not any payment with respect to such Note will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any Global Note held on its behalf by a Depositary will have any rights under this Indenture with respect to such Global Note, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a Global Note or impair, as between such Depositary and the owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such Global Note.

Section 2.12 Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Note, as well as Notes surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered will be cancelled promptly by the Trustee. No Notes will be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Notes held by the Trustee will be disposed of in accordance with its procedure for the disposition of cancelled Notes, and the Trustee, upon the written request of the Company, will deliver to the Company a certificate of such disposition, unless by a Company Order the Company shall direct that cancelled Notes shall be returned to the Company.

Section 2.13 Computation of Interest.

Interest will be computed from and including the original issue date of the Notes to but excluding June 30, 2031, or the earlier Redemption Date contemplated by Article X of this Indenture, at the rate of 7.75% per annum (subject to adjustment in accordance with Section 2.14 hereof), computed on the basis of a 360-day year consisting of 12 30-day months and payable semi-annually in arrears on each Interest Payment Date. Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up.

In the event that any Interest Payment Date falls on a day that is not a Business Day (as defined for purposes of this Section 2.13 and the Notes below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. The term “Business Day” as used in this Section 2.13 and in the Notes means any day other than Saturday, Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

Section 2.14 Interest Rate Adjustment.

From and after the original issue date of the Notes, (x) in the event the Notes are downgraded by the Ratings Agency to BB+ (or its equivalent) or below, the rate of interest on the Notes shall increase by 0.50% (50 basis points); or (y) in the event the Notes have no rating from the Ratings Agency, the rate of interest shall increase by 1.00% (100 basis points); provided that, in each case, if the rating is subsequently upgraded back to investment grade (i.e., BBB- or higher), the rate of interest will decrease by 0.50% (50 basis points), in the case of clause (x) above, or if the Ratings Agency subsequently provides a rating of the Notes, the rate of interest will decrease by 1.00% (100 basis points), in the case of clause (y) above, respectively. Notwithstanding the foregoing, in no circumstances will the annual interest rate exceed the initial rate by more than 1.00% per annum due to changes in and/or the absence of a rating of the Notes by the Ratings Agency, and in no event will the rate of interest ever be less than the initial rate at issuance.

Each adjustment required by any event described in this Section 2.14 will take effect from the first Interest Payment Date following the date on which the Company receives notice that such event has occurred. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which the event occurs. If the Ratings Agency changes its rating of the Notes more than once prior to any particular Interest Payment Date or ceases to provide a rating of the Notes, the last change by the Ratings Agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described in this Section 2.14 relating to the Ratings Agency’s action. The Company shall promptly thereafter provide the holders of the Notes with notice of any such change in the rating of the Notes. If the interest rate payable on the Notes is increased or decreased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional or lesser interest unless the context otherwise requires. For the avoidance of doubt, no interest rate increase or decrease described in this Section 2.14 will have any effect on interest that will have accrued on the Notes prior to such date or have any other retroactive effect.

Section 2.15 CUSIP Numbers.

The Company may issue the Notes with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee of any change in the “CUSIP” numbers. The Trustee may use “CUSIP” numbers in notices (including, but not limited to, notices of redemption or exchange) as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice will not be affected by any defect in or omission of such numbers.

Article III.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 3.01 Satisfaction and Discharge.

This Indenture will cease to be of further effect, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1) either

(a) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and interest on, such Notes, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Notes; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 5.07 and, if money will have been deposited with the Trustee in accordance with Section 3.01(1)(b), the obligations of the Company and the Trustee with respect to the Notes under Section 3.03 and Section 9.03, will survive.

Section 3.02 Defeasance and Covenant Defeasance.

(1) The Company may, at its option and at any time, elect to have Section 3.02(2) or Section 3.02(3) be applied to such Outstanding Notes upon compliance with the conditions set forth below in this Section 3.02. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Notes.

(2) Upon the Company’s exercise of the above option applicable to this Section 3.02(2), the Company will be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in clause (4) of this Section 3.02 are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 3.02(5) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following, which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 3.02(4)(a) and as more fully set forth in this Section 3.02 and Section 3.03, payments in respect of the principal of and interest, if any, on such Notes when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Notes under Section 2.07, Section 2.09, Section 9.02 and Section 9.03, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 3.02 and Section 3.03. The Company may exercise its option under this Section 3.02(2) notwithstanding the prior exercise of its option under Section 3.02(3) with respect to such Notes.

(3) Upon the Company’s exercise of the above option applicable to this Section 3.02(3), the Company will be released from its obligations under clauses (2) and (3) of Section 9.04 and under Section 9.06 and Section 9.07 on and after the date the conditions set forth in Section 3.02(4) are satisfied (“Covenant Defeasance”), and such Notes will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent, declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to such Outstanding Notes, the Company may omit to comply with, and will have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and such omission to comply will not constitute a default, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.

(4) The following will be the conditions to application of Section 3.02(2) or Section 3.02(3) to any Outstanding Notes:

(a) The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08 who will agree to comply with the provisions of this Section 3.02 applicable to it) trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders: (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Notes, money or (iii) a combination thereof, in any case, in an amount sufficient without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on such Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(b) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(c) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Notes, will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 3.02(2), no Event of Default, or event which, with notice or lapse of time or both, would become an Event of Default, under Section 4.01 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 3.02(2) will not be deemed satisfied until the expiration of such period).

(d) In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel stating that (i) an Internal Revenue Service ruling has been received by the Company or has been published or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(e) In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(f) The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.

(g) If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 3.02(4)(a) above are sufficient to pay the principal of, and interest, if any, on such Notes, provided such Notes are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem such Notes on such date and to provide notice of such redemption to Holders as provided in or under this Indenture.

(h) The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required.

(5) Subject to the provisions of the last paragraph of Section 9.03, all money and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 3.02(5), the “Trustee”) in accordance with Section 3.02(4)(a) in respect of any Outstanding Notes will be held in trust and applied by the Trustee in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest, but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited in accordance with this Section 3.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Section 3.03 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.03, all money and Government Obligations deposited with the Trustee in accordance with Section 3.01 or Section 3.02 will be held in trust and applied by the Trustee in accordance with the provisions of such Notes subject to discharge under Section 3.01 or Legal Defeasance or Covenant Defeasance under Section 3.02 and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

Section 3.04 Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 3.02(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 3.01 or Section 3.02(4)(a) to pay any principal of, or interest, if any, on the Notes, by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, and interest, if any, on the Notes as contemplated by Section 3.01 or Section 3.02 as the case may be; provided, however, that if the Company makes any payment of the principal of, or interest, if any, on the Notes following the reinstatement of its obligations as aforesaid, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Article IV.

REMEDIES

Section 4.01 Events of Default; Acceleration.

An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

(2) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(3) the failure of the Company to pay any installment of interest on any of the Notes as and when the same will become due and payable, and the continuation of such failure for a period of 30 days;

(4) the failure of the Company to pay all or any part of the principal of any of the Notes as and when the same will become due and payable under this Indenture;

(5) the failure of the Company to perform any other covenant in Section 9.01, Section 9.02, Section 9.03, Section 9.04(1), (2) or (3) or Section 9.07 and the continuation of such failure for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 1.05, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes at the time Outstanding; or

(6) the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Upon becoming aware of any Event of Default, the Company will promptly deliver to the Trustee a written statement specifying the Event of Default.

If an Event of Default described in Section 4.01(1) or Section 4.01(2) occurs, then the principal amount of all of the Outstanding Notes and accrued and unpaid interest, if any, on all Outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest and all other notices with respect to such Event of Default. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of and interest on the Notes, or to enforce the performance of any provision of the Notes or this Indenture.

Section 4.02 Failure to Make Payments.

If an Event of Default described in Section 4.01(3) or Section 4.01(4) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable with respect to such Notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 5.07.

If the Company fails to pay the money it is required to pay the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

The Trustee may proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

Section 4.03 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to:

(1) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of the principal and interest owing and unpaid in respect of such Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of such Notes allowed in such judicial proceeding, and

(2) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due hereunder.

No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditor or other similar committee.

Section 4.04 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production of such Notes in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 4.05 Application of Money Collected.

Any money collected by the Trustee in accordance with this Article IV or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Notes and the notation on such Notes of the payment if only partially paid and upon surrender of such Notes if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee), acting in any capacity hereunder, under Section 5.07, including the payment of the Trustee’s agents and counsel employed by it in the exercise and performance of its powers and duties as Trustee;

SECOND: To the payment of the amounts then due and unpaid for principal of, and any interest on, the Notes, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 4.06 Limitation on Suits.

No Holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2) the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

(3) such Holder or Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 4.07 Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.07 and Section 2.10) any interest on such Note on the respective Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights will not be impaired without the consent of such Holder.

Section 4.08 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holder will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 4.09 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.09, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture or otherwise will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.

Section 4.11 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that:

(1) such direction will not violate any rule of law or this Indenture or the Notes;

(2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(3) the Trustee will have the right to decline to follow any such direction if the Trustee will determine in good faith that the proceeding so directed would involve the Trustee in personal liability.

Section 4.12 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default under this Indenture and its consequences, except a default in the payment of the principal of, or interest on, any Note, or in respect of a covenant or provision of this Indenture which, under Article VIII, cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 4.13 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Notes by his acceptance of such Notes will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.13 will not apply to any suit instituted by the Trustee, any Holder or any group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Notes on or after the Stated Maturity or Maturities expressed in such Notes (or, in the case of redemption, on or after the Redemption Date).

Article V.

THE TRUSTEE

Section 5.01 Duties of Trustee.

(1) If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it hereby and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default:

(a) the duties of the Trustee will be determined solely by the express provisions hereof, and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee;

(b) the Trustee shall not be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Trustee’s gross negligence or willful misconduct; and

(c) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; however, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3) Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 5.01 and Section 5.02.

(4) No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(5) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be held un-invested and need not be segregated from other funds except to the extent required by law.

Section 5.02 Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture, the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder the Trustee (unless other evidence will be herein specifically prescribed) may require and rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 1.02 and will not be liable for any action it takes or omits to take in reliance on such Officers’ Certificate or Opinion of Counsel;

(4) before the Trustee acts or refrains from acting, it shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company;

(5) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

(6) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any Holder(s) under this Indenture, unless such Holder(s) will have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(7) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company, and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any acts or omissions on the part of any agent or attorney appointed with due care by it hereunder;

(9) the Trustee will not be liable for any action taken, suffered or omitted to be taken by it or any of its officers, employees or agents in good faith;

(10) the Trustee will not be required to take notice or be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice of such default or Event of Default from the Company or from the Holders of at least 30% in aggregate principal amount of the then Outstanding Notes delivered to the Corporate Trust Office of the Trustee , and in the absence of such notice, the Trustee may conclusively assume no default or Event of Default exists;

(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed or appointed to act hereunder;

(12) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions under this Indenture;

(13) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(14) none of the permissive rights of the Trustee enumerated in this Indenture shall be construed as a duty and, with respect to such permissive rights, the Trustee shall not be liable or responsible for other than its gross negligence or willful misconduct;

(15) the Trustee shall not be liable or responsible for any calculation in connection with the transactions contemplated hereunder, nor for any information used in connection with such calculation or for any act or omission of the Paying Agent (if other than the Trustee) or any designee appointed by the Company to make any such calculation;

(16) in no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(17) the Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.

Section 5.03 Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee is notified of the occurrence of any default hereunder (in accordance with the terms hereof) with respect to the Notes, the Trustee will deliver to all Holders entitled to receive reports in accordance with Section 6.03(4) notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.

Section 5.04 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, will be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or under this Indenture other than its certificate of authentication.

Section 5.05 May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of Trust Indenture Act to the extent indicated.

Section 5.06 Money Held in Trust.

Except as provided in Section 3.02(5), Section 3.03 and Section 9.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held un-invested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 5.07 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or willful misconduct; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, suit, action, liability or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense was due to the Trustee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

The obligations of the Company under this Section 5.07 will survive the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company under this Indenture, the Trustee will have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or interest on, Notes. Such lien will survive the satisfaction and discharge hereof and the resignation or removal of the Trustee.

Any compensation or expense incurred by the Trustee after a default specified by Section 4.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 5.07 will include any predecessor Trustee, but the negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 5.07. The provisions of this Section 5.07 will, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination in accordance with any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 5.08 Corporate Trustee Required; Eligibility.

(1) There will at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article V.

(2) The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 5.09 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article V will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 5.10.

(2) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and the Company.

If at any time:

(a) the Trustee will fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Notes after written request therefor by the Company or any Holder who has been a bona fide Holder for at least six months,

(b) the Trustee will cease to be eligible under Section 5.08 and will fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee will become incapable of acting or will be adjudged a bankrupt, insolvent, or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to the Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(4) If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Notes, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with and will comply with the applicable requirements of Section 5.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.10, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(5) The Company will give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by delivering written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice will include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 5.10 Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Notes, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 9.03, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 5.07.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee will execute and deliver an indenture supplemental hereto wherein each successor Trustee will accept such appointment and which (i) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes, (ii) if the retiring Trustee is not retiring with respect to all Notes, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust, that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee will be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee will become effective to the extent provided therein, such retiring Trustee will have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Notes other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Notes and subject to Section 9.03 will duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes, subject to its claim, if any, provided for in Section 5.07.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article. No resigning or removed Trustee shall have any liability or responsibility for the action or inaction of any successor Trustee.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes in either its own name or that of its predecessor Trustee.

Section 5.12 Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Notes which will be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment or in accordance with Section 2.09, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided in or under this Indenture, will at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in the case that at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 5.12.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 5.07.

The provisions of Section 2.11, Section 5.04 and Section 5.05 will be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed under this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes designated herein referred to in the within-mentioned Indenture.

As Trustee

By:
As Authenticating Agent

By:
Name:
Title:

Section 5.13 Preferred Collection of Claims against Company.

If and when the Trustee will be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Article VI.

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company will cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of the Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date of the names and addresses of the Holders.

Section 6.02 Preservation of Information; Communications to Holders.

The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of delivering any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 6.03 Reports by Trustee.

(1) Within 60 days after July 15th of each year commencing with the first July 15th following the date of this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit, in accordance with Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date with respect to any of the events specified in said Section 313(a) and Section 313(b)(2) that may have occurred since the later of the immediately preceding July 15 and the date of this Indenture.

(2) The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(4) Reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 6.04 Reports by Company.

(1) The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:

(a) file with the Trustee, within 30 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in the rules and regulations of the Commission;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to the Holders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(2) The Company intends to file the reports referred to in Section 6.04(1) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system, or, if the Commission will not accept such reports or information, the Company intends to post such reports and information on its website. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 6.04(1) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 6.04(2) will be solely for the purposes of compliance with this Section 6.04(2) and the Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, content or timeliness of any report hereunder aside from any report reported under Section 6.03 hereof.

Article VII.

SUCCESSORS

Section 7.01 Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(1) either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation, limited liability company or partnership organized and existing under the laws of the United States, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto executed by such successor corporation, limited liability company or partnership and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and interest on, all the Outstanding Notes and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Notes on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

(3) either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance has occurred and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article VII and all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.02 Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Notes.

Article VIII.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Notes, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Notes;

(2) to add to the covenants of the Company for the benefit of the Holders (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to the Notes issued under this Indenture (as will be specified in such supplemental indenture or indentures);

(3) to permit or facilitate the issuance of Notes in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of Section 5.10;

(5) to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;

(6) to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of the Outstanding Notes in any material respect;

(7) to add any additional Events of Default (as will be specified in such supplemental indenture);

(8) to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of the Notes in accordance with Article III, provided that any such action will not adversely affect the interests of any Holder in any material respect;

(9) to provide for the issuance of Exchange Notes;

(10) to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or

(11) to make any change that does not adversely affect the legal rights under this Indenture of any Holder.

Section 8.02 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes or of modifying in any manner the rights of the Holders under this Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, will

(1) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Notes;

(2) reduce the principal of or change the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore;

(3) make any Note payable in money other than Dollars;

(4) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

(5) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 4.12 or Section 9.06 of this Indenture; or

(6) modify any of the provisions of this Section 8.02, Section 4.12 or Section 9.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

It will not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 8.03 Execution of Supplemental Indentures.

As a condition to executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and (subject to Section 5.01) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions, and to the extent applicable pursuant to Section 8.01, that such supplemental indenture does not adversely affect the interests of the Holders. The Trustee shall execute any such supplemental indenture except that the Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture in accordance with this Article VIII may, and will, if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.06 Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

Article IX.

COVENANTS

Section 9.01 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, and interest on, the Notes, in accordance with the terms thereof and this Indenture. Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York, New York time, on any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due. The Company will pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement.

If Additional Interest is payable by the Company in accordance with the Registration Rights Agreement, the Company will deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing will not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to persons entitled to it, the Company will deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 9.02 Maintenance of Office.

The Company will maintain an office or agency in the Borough of Manhattan, New York, New York (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will, in any manner, relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 9.02.

Section 9.03 Money for Notes Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal or interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents, it will, on or prior to each due date of the principal of, or interest on, any Notes, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal or interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of, or interest on, the Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(2) give the Trustee notice of any default by the Company in the making of any payment of principal, or interest on, the Notes; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Note, remaining unclaimed for two years after such principal or interest will have become due and payable, will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof will thereupon cease.

Section 9.04 Financial Covenants.

(1) The Company shall maintain cash on hand at least equal to the next twelve months of interest payments on the Notes so long as the Notes remain Outstanding.

(2) The Company shall maintain, as of the last day of each fiscal quarter, a Consolidated Indebtedness to GAAP Capitalization Ratio of no greater than 40%.

(3) Other than existing secured indebtedness of the Company or any of its Subsidiaries, the Company will not incur or permit to exist any mortgage, pledge, encumbrance or lien or charge securing indebtedness on any property or asset of the Company or any of its Subsidiaries in excess of 40% of the Consolidated Indebtedness of the Company when combined with any existing secured indebtedness of the Company or any of its Subsidiaries.

(4) The Company will use reasonable best efforts to maintain a rating of the Notes from Kroll Bond Rating Agency, LLC (“KBRA”), provided that, in the event KBRA is no longer available to rate the Notes, the Company shall use its reasonable best efforts to maintain a rating of the Notes with another Ratings Agency.

Section 9.05 Offer to Repurchase Upon a Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as set forth in the Notes and in Sections 10.02 and 10.04, each Holder of Notes will have the right, except as provided below, to require the Company to repurchase all or any part of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Settlement Date”), subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Except as set forth below, within 30 days following any Change of Control, the Company will send a notice to each Holder of Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase properly tendered Notes on the Change of Control Settlement Date specified in the notice, which date will be no earlier than five (5) days and no later than 60 days from the date such notice is sent. Furthermore, such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 9.05 and that all Notes tendered will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Settlement Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Settlement Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Settlement Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Settlement Date, a letter or electronic transmission setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Settlement Date:

(1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

On the Change of Control Settlement Date, the Paying Agent will send to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum denomination of $100,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Settlement Date, unless the Company defaults in making the Change of Control Payment.

Notwithstanding any provision to the contrary, the Company will not be required to make a Change of Control Offer upon a Change of Control, if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 9.05 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all Outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to repurchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

In the event that Holders of not less than 90% in aggregate principal amount of the Outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 9.05) purchases all of the Notes held by such Holders, the Company will have the right set forth in Sections 10.02 or 10.04 to redeem all of the Notes that remain outstanding.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions set forth in this Section 9.05, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 9.05 by virtue of any such conflict.

Section 9.06 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.02 to Section 9.04, inclusive, with respect to the Notes, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 9.07 Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding fiscal year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Article X.

REDEMPTION OF SECURITIES

Section 10.01 Applicability of Article.

(1) At any time and from time to time prior to June 30, 2029, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount thereof plus the Applicable Premium with respect to the Notes plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant Interest Payment Date.

(2) On and after June 30, 2029, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods indicated below:

Year	Redemption Price
June 30, 2029 to but excluding June 30, 2030	101.9375%
June 30, 2030, and thereafter	100%

Section 10.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes will be evidenced by a Company Order. In case of any redemption of less than all of the Notes, the Company will, at least 30 days but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Notwithstanding the foregoing, notice of any redemption of the Notes may, at the Company’s discretion, be given prior to the satisfaction of one or more conditions precedent to such redemption, including, but not limited to, completion of a related corporate transaction. For purposes of this paragraph, a “corporate transaction” includes, without limitation, (i) an offering of debt securities or other indebtedness, including any transaction intended to refinance or replace the Notes, (ii) an exchange offer for the Notes, (iii) an equity offering, or (iv) a merger, consolidation or sale of all or substantially all of the assets of the Company. If such redemption is subject to satisfaction of one or more conditions precedent, the Redemption Date may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company shall provide written notice of any such delay or rescission to the Trustee no later than 10:00 a.m., New York, New York time, on the Business Day prior to the Redemption Date. Upon receipt of such notice, the Redemption Date shall be automatically delayed or such notice of redemption shall be automatically rescinded and cancelled, as applicable, as provided in such notice.

In the event that Holders of not less than 90% in aggregate principal amount of the Outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 9.05) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than five (5) nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 9.05, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 10.03 Selection by Trustee of Notes to be Redeemed.

If less than all of the Notes are to be redeemed, the Notes will be redeemed on a pro rata basis as to the Holders, and if the Notes are represented by Global Notes held by the Depositary and such redemption is processed through the Depositary, such redemption will be made on a “Pro Rata Pass-Through Distribution of Principal” basis in accordance with the procedures of the Depositary. In the event a pro rata redemption as provided in the preceding sentence is not permitted under applicable law or applicable requirements of the Depositary, the Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.

The Trustee will promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes will relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

Section 10.04 Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 1.05 not less than five (5) nor more than 60 days prior to the Redemption Date to the Holders of Notes to be redeemed. Failure to give notice by delivering in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Notes or portions thereof.

Any notice that is delivered to the Holder of any Notes in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption will state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

(4) that, in case any Note is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest and Additional Interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 10.06), and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto,

(7) the section hereunder providing for such redemption, and

(8) if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

The notice of redemption shall include the “CUSIP” number reference numbers of such Notes, if any (or any other numbers used by a Depositary to identify such Notes).

Notice of redemption of Notes to be redeemed at the election of the Company will be given by the Company or, at the Company’s request, delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee) by the Trustee in the name and at the expense of the Company.

Section 10.05 Deposit of Redemption Price.

On or prior to 11:00 am., New York, New York time, on any Redemption Date, the Company will deposit, with respect to the Notes called for redemption in accordance with Section 10.04, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date will be an Interest Payment Date) any accrued interest on, all such Notes or portions thereof which are to be redeemed on that date.

Section 10.06 Notes Payable on Redemption Date.

Notice of redemption having been given as provided above, the Notes so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued and unpaid interest and Additional Interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Notes will cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note will be paid by the Company at the Redemption Price, together with any accrued and unpaid interest and Additional Interest, if any, thereon to but excluding the Redemption Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 2.10.

If any Note called for redemption will not be so paid upon surrender thereof for redemption, the principal, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Note or, if no rate is prescribed therefor in the Note, at the rate of interest, if any, borne by such Note.

Section 10.07 Notes Redeemed in Part.

Any Note which is to be redeemed only in part will be surrendered at any office or agency for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute, and the Trustee will authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Global Note is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Global Note as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

Upon surrender of a Note that is redeemed in part, the Company will issue, and the Trustee will authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed. Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

Universal Insurance Holdings, Inc.

By:	/s/ Frank C. Wilcox
Name:	Frank C. Wilcox
Title:	Chief Financial Officer

UMB Bank National Association, as Trustee

By:	/s/ Shazia Flores
Name:	Shazia Flores
Title:	Senior Vice President

[Signature Page to Indenture]

EXHIBIT A-1

(FORM OF DEFINITIVE SENIOR UNSECURED NOTE)

UNIVERSAL INSURANCE HOLDINGS, INC.

7.75% SENIOR UNSECURED NOTE DUE JUNE 30, 2031

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND (B) NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN WILL ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

No. [•]	[CUSIP Accredited Investors: 91359VAE7]
[CUSIP QIBs:91359VAD9]

UNIVERSAL INSURANCE HOLDINGS, INC.

7.75% SENIOR UNSECURED NOTE DUE JUNE 30, 2031

1. Indenture; Holders. This note is one of a duly authorized issue of notes of Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”) designated as the “7.75% Senior Unsecured Notes due 2031” (the “Notes”) in an aggregate principal amount of $100,000,000 and initially issued on June 16, 2026. The Company has issued this Note under that certain Indenture dated as of June 16, 2026, as the same may be amended or supplemented from time to time (the “Indenture”), between the Company and UMB Bank National Association, as Trustee. All capitalized terms not otherwise defined in this Note will have the meanings assigned to them in the Indenture. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and the Holder is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment.

(a) The Company, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [•] MILLION Dollars (U.S.) ($[•],000,000), plus accrued but unpaid interest on June 30, 2031 (the “Maturity Date”). The Company will pay interest at a rate of 7.75% per annum (subject to adjustment as described below), computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually on June 30 and December 30 of each year (each payment date, an “Interest Payment Date”). Beginning June 30, 2026, in the event that (x) the Notes are downgraded by Kroll Bond Rating Agency LLC (“KBRA”) or any other Ratings Agency to below investment grade (i.e., BB+ (or its equivalent) or below), the rate of interest on the Notes shall increase by 0.50% (50 basis points) or (y) the Notes have no rating from any Ratings Agency, the rate of interest will increase by 1.00% (100 basis points); provided that, in each case, if the rating is subsequently upgraded back to investment grade (i.e., BBB- (or its equivalent) or higher), the rate of interest will decrease by 0.50% (50 basis points), in the case of clause (x), or if the Ratings Agency subsequently provides a rating of the Notes, the rate of interest will decrease by 1.00% (100 basis points), in the case of clause (y). Notwithstanding the foregoing, in no circumstances will the annual interest rate exceed the initial rate by more than 1.00% per annum due to changes in and/or the absence of ratings of the Notes by the Ratings Agency, and in no event will the rate of interest ever be less than the initial interest rate at issuance. Each adjustment required by any event described herein will take effect from the first Interest Payment Date following the date on which the Company receives notice that such event has occurred. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which the event occurs. If the Ratings Agency changes its rating of the Notes more than once prior to any particular Interest Payment Date or ceases to provide a rating of the Notes, the last change by the Ratings Agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease.

(b) In the event that any Interest Payment Date falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

The Company will pay interest on this Note to the Person who is the registered Holder as of the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, except as provided in Section 2.10 of the Indenture with respect to Defaulted Interest. This Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. UMB Bank National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at 5555 San Felipe, Suite 870, Houston, Texas 77056. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Redemption. The Company may, at any time or from time to time on or after June 30, 2029, redeem this Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000.

This Note is not subject to redemption at the option of the Holder. At any time and from time to time prior to June 30, 2029, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount thereof plus the Applicable Premium with respect to the Notes plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant Interest Payment Date. On and after June 30, 2029, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods indicated below:

Year	Redemption Price
June 30, 2029 to but excluding June 30, 2030	101.9375%
June 30, 2030, and thereafter	100%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

If less than the then outstanding principal amount of this Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holder, and if the Notes are represented by Global Notes held by the Depositary and such redemption is processed through the Depositary, such redemption will be made on a “Pro Rata Pass-Through Distribution of Principal” basis in accordance with the procedures of the Depositary. In the event a pro rata redemption as provided in the preceding sentence is not permitted under applicable law or applicable requirements of the Depositary, the Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.

In the event that Holders of not less than 90% in aggregate principal amount of the Outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 9.05 of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than five (5) nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 9.05 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

5. Offer to Repurchase Upon a Change of Control. If there is a Change of Control, each Holder will have the right, except as provided below and in the Indenture, to require the Company to repurchase all or any part of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Settlement Date”), subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company will not be required to make a Change of Control Offer upon a Change of Control, if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 9.05 of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all Outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to repurchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 4.01 of the Indenture. If an Event of Default described in Section 4.01(1) or Section 4.01(2) of the Indenture occurs, then the principal amount of all of the Outstanding Notes, and accrued and unpaid interest, if any, on all Outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices with respect to such Event of Default. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Notes or to enforce the performance of any provision of the Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest on this Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any of benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8. Denominations, Transfer, Exchange. The Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Note, or any redemption or repayment of this Note, or any conversion or exchange of this Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Note from the Holder requesting such transfer or exchange.

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Notes, on behalf of the holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver will be conclusive and binding upon the Holders and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12. Sinking Fund: Convertibility. This Note is not entitled to the benefit of any sinking fund. This Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder and as part of the consideration for the issuance of this Note.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

16. Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holders to the Company may be made to: Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, FL 33309, Attn: Chief Financial Officer.

17. Governing Law. THIS NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed.

Dated:

Universal Insurance Holdings, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of Universal Insurance Holdings, Inc. referred to in the within-mentioned Indenture:

UMB Bank National Association as Trustee

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No:

Signature Guarantee: (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Note occurring prior to the date that is one year after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Company;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee: (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:

EXHIBIT A-2

(FORM OF GLOBAL NOTE)

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND (B) NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN WILL ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER

PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

No. [•]	[CUSIP Accredited Investors: 91359VAE7]
[CUSIP QIBs: 91359VAD9]

UNIVERSAL INSURANCE HOLDINGS, INC.

7.75% SENIOR UNSECURED NOTE DUE JUNE 30, 2031

1. Indenture; Holders. This note is one of a duly authorized issue of notes of Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”) designated as the “7.75% Senior Unsecured Notes due 2031” (the “Notes”) in an aggregate principal amount of $100,000,000 and initially issued on June 16, 2026. The Company has issued this Note under that certain Indenture dated as of June 16, 2026, as the same may be amended or supplemented from time to time (the “Indenture”), between the Company and UMB Bank National Association, as Trustee. All capitalized terms not otherwise defined in this Note will have the meanings assigned to them in the Indenture. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and the Holder is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment.

(a) The Company, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [•] MILLION Dollars (U.S.) ($[•],000,000), plus accrued but unpaid interest on June 30, 2031 (the “Maturity Date”). The Company will pay interest at a rate of 7.75% per annum (subject to adjustment as described below), computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually on June 30 and December 30 of each year (each payment date, an “Interest Payment Date”). Beginning June 30, 2026, in the event that (x) the Notes are downgraded by Kroll Bond Rating Agency LLC (“KBRA”) or any other Ratings Agency to below investment grade (i.e., BB+ (or its equivalent) or below), the rate of interest on the Notes shall increase by 0.50% (50 basis points) or (y) the Notes have no rating from any Ratings Agency, the rate of interest will increase by 1.00% (100 basis points); provided that, in each case, if the rating is subsequently upgraded back to investment grade (i.e., BBB- (or its equivalent) or higher), the rate of interest will decrease by 0.50% (50 basis points), in the case of clause (x), or if the Ratings Agency subsequently provides a rating of the Notes, the rate of interest will decrease by 1.00% (100 basis points), in the case of clause (y). Notwithstanding the foregoing, in no circumstances will the annual interest rate exceed the initial rate by more than 1.00% per annum due to changes in and/or the absence of ratings of the Notes by the Ratings Agency, and in no event will the rate of interest ever be less than the initial interest rate at issuance. Each adjustment required by any event described herein will take effect from the first Interest Payment Date following the date on which the Company receives notice that such event has occurred. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which the event occurs. If the Ratings Agency changes its rating of the Notes more than once prior to any particular Interest Payment Date or ceases to provide a rating of the Notes, the last change by the Ratings Agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease.

(b) In the event that any Interest Payment Date falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.

The Company will pay interest on this Note to the Person who is the registered Holder as of the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, except as provided in Section 2.10 of the Indenture with respect to Defaulted Interest. This Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar . UMB Bank National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at 5555 San Felipe, Suite 870, Houston, Texas 77056. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Redemption. The Company may, at any time or from time to time on or after June 30, 2029, redeem this Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000.

This Note is not subject to redemption at the option of the Holder. At any time and from time to time prior to June 30, 2029, the Company may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount thereof plus the Applicable Premium with respect to the Notes plus accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant Interest Payment Date. On and after June 30, 2029, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the periods indicated below:

Year	Redemption Price
June 30, 2029 to but excluding June 30, 2030	101.9375%
June 30, 2030, and thereafter	100%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

If less than the then outstanding principal amount of this Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holder, and if the Notes are represented by Global Notes held by the Depositary and such redemption is processed through the Depositary, such redemption will be made on a “Pro Rata Pass-Through Distribution of Principal” basis in accordance with the procedures of the Depositary. In the event a pro rata redemption as provided in the preceding sentence is not permitted under applicable law or applicable requirements of the Depositary, the Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.

In the event that Holders of not less than 90% in aggregate principal amount of the Outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as set forth in Section 9.05 of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than five (5) nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in Section 9.05 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

5. Offer to Repurchase Upon a Change of Control. If there is a Change of Control, each Holder will have the right, except as provided below and in the Indenture, to require the Company to repurchase all or any part of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Settlement Date”), subject to the rights of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company will not be required to make a Change of Control Offer upon a Change of Control, if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 9.05 of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all Outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to repurchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 4.01 of the Indenture. If an Event of Default described in Section 4.01(1) or Section 4.01(2) of the Indenture occurs, then the principal amount of all of the Outstanding Notes, and accrued and unpaid interest, if any, on all Outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices with respect to such Event of Default. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Notes or to enforce the performance of any provision of the Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest on this Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any of benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8. Denominations, Transfer, Exchange. The Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Note, or any redemption or repayment of this Note, or any conversion or exchange of this Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Note from the Holder requesting such transfer or exchange.

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Notes, on behalf of the holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver will be conclusive and binding upon the Holders and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12. Sinking Fund: Convertibility. This Note is not entitled to the benefit of any sinking fund. This Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder and as part of the consideration for the issuance of this Note.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

16. Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holders to the Company may be made to: Universal Insurance Holdings, Inc., 1110 W. Commercial Blvd., Fort Lauderdale, FL 33309, Attn: Chief Financial Officer.

17. Governing Law. THIS NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed.

Dated:

Universal Insurance Holdings, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of Universal Insurance Holdings, Inc. referred to in the within-mentioned Indenture:

UMB Bank National Association as Trustee

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No:

Signature Guarantee: (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Note occurring prior to the date that is one year after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Company;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee: (Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature: